Exhibit 99.1

InterSearch Reports Third Quarter 2007 Financial Results

SAN FRANCISCO—November 14, 2007—InterSearch Group, Inc. (AMEX:IGO), a leading operator of industry specific destination portals such as www.Banks.com, www.IRS.com and www.Look.com today reported financial results for the third quarter ended September 30, 2007.

Financial Highlights

•	Third quarter revenue was $5.1 million, up 6% from the third quarter a year ago.

•	Third quarter GAAP[1] net loss was $0.5 million, or $0.02 per basic and diluted share.

•	Third quarter Adjusted EBITDA[2] was $0.1 million, compared to $0.7 million in Q3 of 2006.

•	Gross margins were 51% in the third quarter of 2007, up from 48% in the third quarter of 2006.

•	Revenue contribution from Proprietary traffic increased to 91% in Q3 of 2007, up from 55% in the third quarter of 2006.

•	Revenue for the nine months ended September 30, 2007 has increased 20% over prior year to $23.1 million.

•	Cash flow from Operations for the nine months ended September 30, 2007 was 3.4 million.

[1]	Generally accepted accounting principles in the United States of America.
[2]

Adjusted EBITDA is calculated by adding income taxes, interest expense, depreciation and amortization to net earnings, adjusted for certain items management believes should be excluded in order to reflect a more meaningful representation of our financial performance, including stock compensation expense. Adjusted EBITDA is a non-GAAP financial measure. This measure may be different from non-GAAP financial measures used by other companies. We encourage investors to review the section below entitled “Non-GAAP Financial Measures” and to review the reconciling adjustments between the GAAP and non-GAAP measures attached to this press release.

“The third quarter represents a transition period for our company as we continue to shift our focus toward higher-quality content and traffic in the financial services vertical.” said Dan O’Donnell, Chairman and Chief Executive Officer of InterSearch Group. “Further, the recently-announced name change to “Banks.com, Inc.” illustrates our commitment to becoming the premier source of targeted financial traffic and we are undertaking a number of exciting initiatives in an effort to achieve that goal and maximize value for our shareholders.”

Recent Business Highlights

•	Announced that InterSearch Group will become Banks.com, Inc. on or after November 27, 2007 and begin trading on the American Stock Exchange under the new ticker symbol “BNX.”

•	Generated over 83.7 million paid clicks in the first nine months of 2007, an increase of 17% over the first nine months of 2006.

•	Hired an industry-veteran as the new Director of Sales Development for Banks.com.

•	Enhanced Banks.com with the addition of a comprehensive bank and mortgage broker directory, rotating blog modules, robust video content and 10 new financial calculators.

Fourth Quarter 2007 Business Outlook

InterSearch Group provided the following guidance for the fourth quarter of 2007, ending December 31:

• Q4 2007 Revenue Range	$5.0 - $5.4 Million

• Q4 2007 Adjusted EBITDA Range	$0.1 - $0.3 Million

Gary Bogatay, Chief Financial Officer of InterSearch Group remarked, “Going forward, we will be providing Adjusted EBITDA, which excludes stock-based compensation, as we believe it is a more meaningful representation of our financial performance and falls in line with the financial reporting of our industry and peers. Our guidance reflects the continuing shift in our business mix and the declining revenue contribution from our lower margin, legacy businesses as we execute on our long-term strategy to focus on the financial services vertical.”

Conference Call

InterSearch Group will host a conference call today at 2:00 PM PST (5:00 PM EST) to discuss third quarter performance and provide additional company updates. To listen to the call and have the opportunity to ask questions, please dial 800-638-5495 (domestic) or 617-614-3946 (international) five to ten minutes before the call and reference the passcode 33079146. A simultaneous live Webcast of the call will be available at the Investor Relations section of the InterSearch Group website at www.InterSearch.com. A replay of the call will be available by dialing 888-286-8010 (domestic) or 617-801-6888 (international) and referencing passcode 96964068. An online playback of the Webcast will be available on InterSearch Group’s website for at least 30 days following the call.

Forward Looking Statements

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties, including statements regarding our expected financial results for the fourth quarter of 2007. Forward looking statements, which are based on management’s current expectations, are generally identifiable by the use of terms, such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “possible,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions. The forward looking statements in this press release include statements regarding: our focus on higher-quality content and traffic in the financial services vertical; our commitment to becoming the premier source of targeted financial traffic; and guidance for fourth quarter 2007 with respect to revenue and Adjusted EBITDA. The potential risks and uncertainties that could cause actual results to differ materially from those expressed or implied herein include, among others, unanticipated slowdown in the financial services vertical; market acceptance of the enhanced version of Banks.com; introduction of additional competitors in the Internet search services space; unexpected diversion of advertising dollars away from the Internet; slower than anticipated growth rate of our advertising base; dependence on our search providers; market development of Internet advertising and paid search services; and the stability of our infrastructure. Further information on the factors that could affect our financial results is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, our quarterly reports on Form 10-QSB and our Current Reports on Form 8-K. Except as required by law, we assume no responsibility to update these forward looking statements publicly, even if new information becomes available in the future.

Non-GAAP Financial Measures

This press release includes the following financial measure defined as a non-GAAP financial measure by the Securities and Exchange Commission: Adjusted EBITDA. This supplemental financial measure is not required by GAAP, nor is the presentation of this financial information intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management recognizes that non-GAAP financial measures have limitations in that they do not reflect all of the items associated with InterSearch Group’s earnings results as determined in accordance with GAAP. However, for the reasons described below, management uses this non-GAAP measure to evaluate the performance of InterSearch Group’s business. InterSearch Group’s management believes that it is important to provide investors with these same tools, together with a reconciliation to GAAP, for evaluating the performance of InterSearch Group’s business, as it may provide additional insight into InterSearch Group’s financial results. See “Reconciliation of GAAP Net (Loss) Earnings to Adjusted Earnings Before Interest, Taxes, Depreciation, Amortization and Stock Compensation Expense (Adjusted EBITDA)” table included in this press release for further information regarding these non-GAAP financial measures. In addition, Adjusted EBITDA is presented because management believes it is frequently used by securities analysts, investors and others in the evaluation of companies.

Adjusted EBITDA is calculated by adding income taxes, interest expense, depreciation and amortization to net earnings, adjusted for certain items management believes should be excluded in order to reflect a more meaningful representation of InterSearch Group’s financial performance, including stock compensation expense. InterSearch Group’s management excludes the impact of equity-based compensation to eliminate the effects of this non-cash item, which, because it is based upon estimates on the grant dates, may bear little resemblance to the actual values realized upon the future exercise, expiration, termination or forfeiture of the stock-based compensation. Adjusted EBITDA is not defined under GAAP and should not be considered in isolation or as a substitute for net earnings and other consolidated earnings data prepared in accordance with GAAP or as a measure of InterSearch Group’s profitability.

About InterSearch Group, Inc.

InterSearch Group is a leading operator of industry specific web portals such as www.Banks.com, www.IRS.com and www.Look.com. InterSearch Group operates in the fastest growing segments of Internet commerce including paid search, direct navigation and online marketing driving high quality traffic to advertisers and providing users with quick access to pertinent products, services and information. InterSearch Group is headquartered in San Francisco, California at 222 Kearny Street, Suite 550 and can be reached at 415.962.9700. More information about InterSearch Group can be found at: www.InterSearch.com.

Contact Information:

BPC Financial Marketing

John Baldissera

(800) 368-1217

SOURCE: InterSearch Group, Inc.

INTERSEARCH GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Earnings

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended Sept. 30,
	2007	2006
Revenues	$5,102	4,816

Cost of revenues	2,489	2,493

Gross profit	2,613	2,323

Operating expenses:
Sales and marketing expense	629	188
General and administrative expense	2,491	1,766

Total operating expenses	3,120	1,954

(Loss) earnings from operations	(507)	369

Interest expense	296	210

(Loss) earnings before income taxes	(803)	159

Income taxes	(270)	79

Net (loss) earnings	(533)	80

Basic (loss) earnings per share	$(0.02)	—

Diluted (loss) earnings per share	$(0.02)	—

INTERSEARCH GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Earnings

(In thousands, except share and per share data)

(Unaudited)

	Nine Months Ended September 30,
	2007	2006
Revenues	$23,110	19,272

Cost of revenues	9,101	7,377

Gross profit	14,009	11,895

Operating expenses:
Sales and marketing expense	1,121	689
General and administrative expense	7,818	5,624

Total operating expenses	8,939	6,313

Earnings from operations	5,070	5,582

Interest expense	890	246

Loss on derivative instrument	—	19

Earnings before income taxes	4,180	5,317

Income taxes	1,742	2,176

Net earnings	$2,438	3,141

Basic earnings per share	$0.10	0.12

Diluted earnings per share	$0.09	0.11

INTERSEARCH GROUP, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands, except share and per share data)

(Unaudited)

	September 30, 2007	December 31, 2006

Assets

Current assets:
Cash	$1,786	$347
Accounts receivable, net of allowances	3,401	4,060
Prepaid expenses and other	408	196
Deferred income taxes	53	38

Total current assets	5,648	4,641

Office equipment and leasehold improvements, net	1,394	1,416
Debt issuance costs, net	620	743
Patents and trademarks, net	76	83
Domains, net	13,438	13,398
Goodwill	573	573
Other Assets	125	—
Deferred income taxes	337	253

Total Assets	$22,211	$21,107

Liabilities and Stockholders’ Equity

Current liabilities:
Revolving line of credit	—	518
Accrued liabilities	1,148	1,002
Accounts payable	575	1,793
Deferred revenue	4	60

Total current liabilities	1,727	3,373

Notes payable, net of discount	6,633	6,561

Total Liabilities	8,360	9,934

Stockholders' equity:
Preferred Stock	—	—
Common Stock	25	25
Additional paid-in capital	8,953	8,713
Retained earnings	4,873	2,435

Total stockholders’ equity	13,851	11,173

Total liabilities and stockholders' equity	$22,211	$21,107

INTERSEARCH GROUP, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net (Loss) Earnings to Adjusted Earnings Before

Interest, Taxes, Depreciation, Amortization, and Stock Compensation Expense (Adjusted EBITDA)

(In thousands)

(Unaudited)

	Three Months Ended September 30,
	2007	2006
Net (loss) earnings	$(533)	$80
Income taxes	(270)	79

(Loss) earnings before income taxes	(803)	159
Interest expense	296	210

(Loss) earnings from operations	(507)	369
Depreciation	109	55
Amortization	275	236
Stock Compensation Expense	187	66

Adjusted Earnings before interest, taxes, depreciation, amortization and stock compensation expense (Adjusted EBITDA)	$64	$726

	Nine Months Ended September 30,
	2007	2006
Net earnings	$2,438	$3,141
Income taxes	1,742	2,176

Earnings before income taxes	4,180	5,317
Interest expense	890	246

Earnings from operations	5,070	5,563
Depreciation	319	129
Amortization	785	722
Stock Compensation Expense	583	163

Adjusted Earnings before interest, taxes, depreciation, amortization and stock compensation expense (Adjusted EBITDA)	$6,757	$6,577